Exhibit 99.1

Crexendo Reports Third Quarter 2015 Financial Results

PHOENIX, AZ—(Marketwired – November 3, 2015)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for small, medium and enterprise level businesses, today reported financial results for its third quarter ended September 30, 2015.

Financial highlights for the third quarter 2015

Consolidated revenue for the third quarter of 2015 increased 14% to $2.0 million compared to $1.7 million for the third quarter of 2014.

Crexendo’s Hosted Telecommunications Services Segment revenue for the third quarter of 2015 increased 49% to $1,542,000 compared to $1,035,000 for the third quarter of 2014.

Crexendo’s Web Services Segment revenue for the third quarter of 2015 decreased 38% to $430,000, compared to $690,000 for the third quarter of 2014.  Revenue from our Web Services Segment declined as anticipated due to our strategic decision to limit our provision of web services to our enterprise sized customers and the reduction in our outstanding extended payment term arrangements (EPTAs), which are recognized as revenue upon collection.

Consolidated operating expenses for the third quarter of 2015 decreased 8% to $3.0 million compared to $3.3 million for the third quarter of 2014.

On a GAAP basis, the Company reported a net loss of $(1.0) million for the third quarter of 2015, or a loss of $(0.08) per diluted common share, compared to a net loss of $(1.5) million or a loss of $(0.13) per diluted common share for the third quarter of 2014.

Non-GAAP net loss was $(742,000) for the third quarter of 2015, or a loss of $(0.06) per diluted common share, compared to a non-GAAP net loss of $(1.2) million or a loss of $(0.11) per diluted common share for the third quarter of 2014.

EBITDA for the third quarter of 2015 was a net loss of $(1.0) million compared to a net loss of $(1.4) million for the third quarter of 2014.  Adjusted EBITDA for the third quarter of 2015 was a net loss of $(738,000) compared to a net loss of $(1.2) million for the third quarter of 2014.

Financial highlights for the nine months ended September 30, 2015

Consolidated revenue for the nine months ended September 30, 2015 increased 2% to $5.7 million compared to $5.6 million for the nine months ended September 30, 2014.

Crexendo’s Hosted Telecommunications Services Segment revenue for the nine months ended September 30, 2015 increased 45% to $4.3 million compared to $3.0 million for the nine months ended September 30, 2014.

Crexendo’s Web Services Segment revenue for the nine months ended September 30, 2015 decreased 46% to $1.4 million, compared to $2.7 million for the nine months ended September 30, 2014.  Revenue from our Web Services Segment declined as anticipated due to our strategic decision to limit our provision of web services to our enterprise sized customers and the reduction in our outstanding EPTAs, which are recognized as revenue upon collection.

Consolidated operating expenses for the nine months ended September 30, 2015 decreased 11% to $9.2 million compared to $10.4 million for the nine months ended September 30, 2014.

On a GAAP basis, the Company reported a net loss of $(3.3) million for the nine months ended September 30, 2015, or a loss of $(0.25) per diluted common share, compared to a net loss of $(4.6) million or a loss of $(0.42) per diluted common share for the nine months ended September 30, 2014.

Non-GAAP net loss was $(2.2) million for the nine months ended September 30, 2015, or a loss of $(0.17) per diluted common share, compared to a non-GAAP net loss of $(3.7) million or a loss of $(0.33) per diluted common share for the nine months ended September 30, 2014.

EBITDA for the nine months ended September 30, 2015 was a net loss of $(3.3) million compared to a net loss of $(4.2) million for the nine months ended September 30, 2014.  Adjusted EBITDA for the nine months ended September 30, 2015 was a net loss of $(2.3) million compared to a net loss of $(3.5) million for the nine months ended September 30, 2014.

Total cash and cash equivalents, including restricted cash, as of September 30, 2015 was $1.7 million compared to $3.0 million as of December 31, 2014.

Cash used for operating activities for the nine months ended September 30, 2015 was $(2.0) million compared to $(3.0) million for the nine months ended September 30, 2014.  Cash used for investing activities for the nine months ended September 30, 2015 was $(20,000) compared to cash provided by investing activities of $1.8 million for the nine months ended September 30, 2014. Cash provided by financing activities was $678,000 for the nine months ended September 30, 2015 compared to cash used for financing activities of $(6,000) for the nine months ended September 30, 2014.

Steven G. Mihaylo, Chief Executive Officer commented, “I am pleased with the progress we are making, there were some good trends this quarter. We again have record backlog, which at this time I consider to be the key metric for gauging our future revenue.  Our telecom sales continue to increase sequentially quarter over quarter; this last quarter is the best in our history. Our dealer channel substantially contributed to our results and continues to build good momentum.  Our sales model is particularly attuned to selling to enterprise customers. Our sales and engineering integration when combined with our quick response time in crafting enterprise solutions has provided substantial benefits to larger customers. This has contributed to our growth and is something that I believe will continue to be a driving force in the success of our business.

Mihaylo added “We are watching expenses closely as demonstrated by our $1.2 M decrease in operating expenses for the nine months ended September 30, 2015 when compared to the same period of the prior year. Our future profitability will however be determined by sales growth. In order to increase sales, we are working to improve our lead generation process and increasing our Partner Channel. I fully expect to see substantial progress in this integral component of our business. Our Board of Directors is looking at our cash position as it appears we will need additional funding prior to our achieving profitability. We will look at all appropriate sources of raising funds including as noted in our Form 10-Q disclosures, my commitment to certain levels of funding through December 31, 2016. I continue to believe in our future and I continue to believe that we are in the right space, with the right products and people.”

Conference Call

The Company is hosting a conference call today, November 3, 2015 at 5:30 PM EST. The telephone dial-in number is 888-503-8169 for domestic participants and 719-325-2491 for international participants. The conference ID to join the call is 910626.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium and enterprise sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being  pleased with the progress made; (ii) backlog being the key metric for gauging  future revenue; (iii) telecom sales continuing  to increase sequentially quarter over quarter; (iv) the dealer channel substantially contributing to results and continuing to build good momentum; (v) sales model being particularly attuned to selling to enterprise customers; (vi)  sales and engineering integration when combined with  quick response time in crafting enterprise solutions  providing substantial benefits to larger customers which has contributed to growth and continuing  to be a driving force in the success of the business; (vii) watching expenses closely ; (viii) future profitability  being  determined by sales growth; (ix) increasing  sales by working to improve the lead generation process;  (x) increasing the Partner Channel with seeing  substantial progress in  that component of the business; (xi) needing additional funding prior to  achieving profitability and looking  at all appropriate sources of raising funds including  the CEO commitment to certain levels of funding through December 31, 2016; (xii)  believing  in its future and (xiii) being in the right space, with the right products and people.

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2014 as well as Form 10Qs for 2015.  These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	September 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$1,595	$2,906
Restricted cash	124	133
Trade receivables, net of allowance for doubtful accounts of $12 as of September 30, 2015 and $49 as of December 31, 2014	405	543
Inventories	115	72
Equipment financing receivables	138	171
Prepaid expenses and other	1,101	1,032
Total current assets	3,478	4,857

Certificate of deposit	251	251
Long-term trade receivables, net of allowance for doubtful accounts of $26 as of September 30, 2015 and $19 as of December 31, 2014	91	64
Long-term equipment financing receivables	358	455
Property and equipment, net	48	68
Deferred income tax assets, net	381	381
Intangible assets, net	509	676
Goodwill	272	272
Long-term prepaid rent	134	376
Other long-term assets	210	114
Total Assets	$5,732	$7,514

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$295	$47
Accrued expenses	1,043	1,331
Income tax payable	34	7
Contingent consideration	110	211
Deferred income tax liability	381	381
Deferred revenue, current portion	811	726
Total current liabilities	2,674	2,703

Deferred revenue, net of current portion	91	64
Other long-term liabilities	133	203
Total liabilities	2,898	2,970

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,227,289 shares outstanding as of September 30, 2015 and 12,681,617 shares outstanding as of December 31, 2014	13	13
Additional paid-in capital	56,976	55,413
Accumulated deficit	(54,155)	(50,882)
Total stockholders' equity	2,834	4,544
Total Liabilities and Stockholders' Equity	$5,732	$7,514

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended Septmber 30,
	2015	2014	2015	2014
Revenue	$1,972	$1,725	$5,714	$5,605
Operating expenses:
Cost of revenue	882	790	2,598	2,604
Selling and marketing	624	546	1,807	1,703
General and administrative	1,309	1,549	4,244	4,847
Research and development	209	394	577	1,243
Total operating expenses	3,024	3,279	9,226	10,397

Loss from operations	(1,052)	(1,554)	(3,512)	(4,792)

Other income (expense):
Interest income	6	37	19	122
Interest expense	(3)	-	(16)	-
Other income, net	16	24	264	98
Total other income, net	19	61	267	220

Loss before income tax	(1,033)	(1,493)	(3,245)	(4,572)

Income tax provision	(10)	(9)	(28)	(56)

Net loss	$(1,043)	$(1,502)	$(3,273)	$(4,628)

Net loss per common share:
Basic	$(0.08)	$(0.13)	$(0.25)	$(0.42)
Diluted	$(0.08)	$(0.13)	$(0.25)	$(0.42)

Weighted-average common shares outstanding:
Basic	13,207,041	11,220,674	12,870,728	11,103,386
Diluted	13,207,041	11,220,674	12,870,728	11,103,386

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(3,273)	$(4,628)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization of prepaid rent	242	188
Depreciation and amortization	216	554
Expense for stock options issued to employees	784	612
Loss on disposal of property and equipment	-	(1)
Amortization of deferred gain	(70)	(55)
Change in fair value of contingent consideration	-	3
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	111	467
Equipment financing receivables	130	(149)
Inventories	(43)	163
Income tax receivable	-	31
Prepaid expenses and other	(69)	(44)
Other long-term assets	(96)	39
Accounts payable, accrued expenses and other	(40)	153
Income tax payable	27	-
Deferred revenue	112	(349)
Net cash used for operating activities	(1,969)	(3,016)
CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(29)	(6)
Proceeds from sale of property and equipment	-	2,002
Acquisition of One Stop Voice	-	(195)
Purchase of long-term investment	-	(1)
Change in restricted cash	9	7
Net cash (used for)/provided by investing activities	(20)	1,807
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of options	49	48
Proceeds from exercise of warrants	690	-
Payments of contingent consideration	(61)	(54)
Net cash (used for)/provided by financing activities	678	(6)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,311)	(1,215)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	2,906	3,076
CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$1,595	$1,861
Supplemental disclosure of cash flow information:
Cash received/(paid) during the period for:
Income taxes, net	$(1)	$1
Supplemental disclosure of non-cash investing and financing information:
Business acquisition with stock (Note 3)	$-	$134
Contingent conideration related to acquisition (Note 3)	$-	$211
Prepayment of rent with common stock	$-	$966
Issuance of common stock from contingent consideration related to business acquisition	$40	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Hosted telecommunications services	$1,542	$1,035	$4,287	$2,953
Web services	430	690	1,427	2,652
Consolidated revenue	1,972	1,725	5,714	5,605

Income/(loss) from operations:
Hosted telecommunications services	(1,119)	(1,300)	(3,560)	(4,187)
Web services	67	(254)	48	(605)
Total operating loss	(1,052)	(1,554)	(3,512)	(4,792)
Other income, net:
Hosted telecommunications services	19	24	58	65
Web services	-	37	209	155
Total other income	19	61	267	220
Income/(loss) before income tax provision
Hosted telecommunications services	(1,100)	(1,276)	(3,502)	(4,122)
Web services	67	(217)	257	(450)
Loss before income tax provision	$(1,033)	$(1,493)	$(3,245)	$(4,572)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our November 3, 2015 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●	they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
U.S. GAAP net loss	$(1,043)	$(1,502)	$(3,273)	$(4,628)
Share-based compensation	201	183	784	612
Amortization of rent expense paid in stock, net of deferred gain	57	57	171	133
Amortization of intangible assets	43	72	166	177
Non-GAAP net loss	$(742)	$(1,190)	$(2,152)	$(3,706)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
U.S. GAAP net loss	$(1,043)	$(1,502)	$(3,273)	$(4,628)
Depreciation and amortization	56	161	216	554
Interest expense	3	1	16	1
Interest and other income	(22)	(62)	(283)	(221)
Income tax provision	10	9	28	56
EBITDA	$(996)	$(1,393)	$(3,296)	$(4,238)
Share-based compensation	201	183	784	612
Amortization of rent expense paid in stock, net of deferred gain	57	57	171	133
Adjusted EBITDA	$(738)	$(1,153)	$(2,341)	$(3,493)